FACE OF SECURITY
                             Fixed Rate Senior Note

REGISTERED                                                   REGISTERED
No. FXR - 10                                                 $8,250,000
                                                             CUSIP: 00079FBH4

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                               ABN AMRO BANK N.V.
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES A
                                  (Fixed Rate)

                 Structured HybrId Equity LinkeD Securities(SM)
      ("SHIELDS(SM)") due January 16, 2014 linked to the S&P 500 Index(R)

===================================================================================================================
ORIGINAL ISSUE                 INITIAL REDEMPTION          INTEREST RATE:               MATURITY DATE:
  DATE:  July 16, 2003           DATE: N/A (But see          None                          January 16, 2014
                                 "Call Right")
-------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL DATE: N/A     INITIAL REDEMPTION          INTEREST PAYMENT             OPTIONAL
                                 PERCENTAGE:  N/A            DATES: N/A                   REPAYMENT DATE:  N/A
-------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:            ANNUAL REDEMPTION           INTEREST PAYMENT             APPLICABILITY OF MODIFIED
  U.S. Dollars                   PERCENTAGE                  PERIOD: N/A                  PAYMENT UPON
                                 REDUCTION:  N/A                                          ACCELERATION: N/A
                                                                                            (But see "Alternate
                                                                                            Exchange Calculation
                                                                                            in case of an Event
                                                                                            of Default")
-------------------------------------------------------------------------------------------------------------------
IF SPECIFIED                   REDEMPTION NOTICE           APPLICABILITY OF             If yes, state issue Price:
  CURRENCY                       PERIOD:  N/A                ANNUAL INTEREST              N/A
  OTHER THAN U.S.                                            PAYMENTS:  N/A
  DOLLARS, OPTION
  TO ELECT
  PAYMENT IN U.S.
  DOLLARS: N/A
-------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                                                                           ORIGINAL YIELD TO
  AGENT: N/A                                                                              MATURITY:  N/A
-------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS: (see below)
-------------------------------------------------------------------------------------------------------------------

===================================================================================================================


     SHIELDS(SM) and Structured HybrId Equity LinkeD Securities(SM) are exclusive service marks of ABN AMRO Bank N.V.

Initial Value.........................  998.14, subject to any applicable adjustments, as set forth in
                                        "Discontinuance of the Underlying
                                        Index; Alteration of Method of
                                        Calculation" below.

Issue Price...........................  100%

Underlying Index......................  The S&P 500 Index(R)or any Successor
                                        Index, as determined by the Calculation
                                        Agent in accordance with the provisions
                                        set forth in "Discontinuance of the
                                        Underlying Index; Alteration of Method
                                        of Calculation" below.

Index Sponsor.........................  Standard & Poor's, a division of The
                                        McGraw-Hill Companies, Inc.

Minimum Denominations.................  $1,000 and integral multiples thereof.

Payment at Maturity...................  Unless the Notes are previously called by the Issuer on the Call Date as set
                                        forth in "Call Right" below, at
                                        maturity the Issuer shall pay for each
                                        $1,000 principal amount of Notes, a
                                        cash payment equal to (i) $1,000 plus
                                        (ii) the Supplemental Redemption
                                        Amount, if any.

                                        The Issuer shall, or shall cause the
                                        Calculation Agent to, provide written
                                        notice to the Trustee at its New York
                                        office, on which notice the Trustee may
                                        conclusively rely, of the Supplemental
                                        Redemption Amount, on or prior to 11:00
                                        a.m. on the Business Day immediately
                                        preceding the Maturity Date. The Issuer
                                        shall, or shall cause the Calculation
                                        Agent to, deliver the Supplemental
                                        Redemption Amount, if any, along with a
                                        cash payment of $1,000, for each $1,000
                                        principal amount of Notes, to the
                                        Trustee for payment to the Holders.

Supplemental Redemption Amount........  The Calculation Agent shall determine the Supplemental Redemption Amount for
                                        each $1,000 principal amount of Notes
                                        on the Determination Date by
                                        multiplying $1,000 by the greater of
                                        (i) zero or (ii) the Underlying Index
                                        Percent Change.

                                        The Supplemental Redemption Amount to
                                        be paid at maturity shall be subject to
                                        any applicable adjustments, as set
                                        forth in "Discontinuance of the
                                        Underlying Index; Alteration of Method
                                        of Calculation" below.

                                        The Calculation Agent shall round all
                                        percentages resulting from any
                                        calculation with respect to this Note
                                        to the nearest one hundred-thousandth
                                        of a percentage point, with five
                                        one-millionths of a percentage point
                                        rounded upwards (e.g., 9.876545% (or
                                        .09876545) would be rounded to 9.87655%
                                        (or .0987655)). All dollar amounts
                                        resulting from such calculation will be
                                        rounded to the nearest cent with
                                        one-half cent being rounded upwards.

Underlying Index Percent Change.......  A fraction, the numerator of which is
                                        Final Value less the Initial Value, and
                                        the denominator of which is the Initial
                                        Value. The Underlying Index Percent
                                        Change is described by the following
                                        formula:

                                             (Final Value - Initial Value)
                                             -----------------------------
                                                     Initial Value

Final Value...........................  The Index Closing Value of the
                                        Underlying Index on the Determination
                                        Date, as determined by the Calculation
                                        Agent.

Index Closing Value...................  As of any relevant date, the closing value of the Underlying Index or any
                                        Successor Index at the regular official
                                        weekday close of trading, subject to
                                        any applicable adjustments, as set
                                        forth in "Discontinuance of the
                                        Underlying Index; Alteration of Method
                                        of Calculation" below.

Determination Date....................  The third scheduled Trading Day prior to the Maturity Date, provided that if
                                        such day is not a Trading Day, or if a
                                        Market Disruption Event has occurred on
                                        such Trading Day, the Determination
                                        Date shall be the immediately
                                        succeeding Trading Day on which there
                                        is no Market Disruption Event;
                                        provided, further, that the
                                        Determination Date shall be no later
                                        than the second scheduled Trading Day
                                        preceding the Maturity Date,
                                        notwithstanding the
                                        occurrence of a Market Disruption Event
                                        on such second scheduled Trading Day.

                                        If a Market Disruption Event occurs on
                                        such second scheduled Trading Day prior
                                        to the Maturity Date, the Calculation
                                        Agent will determine the Index Closing
                                        Value of the Underlying Index on such
                                        Trading Day in accordance with the
                                        formula for calculating the value of
                                        the Underlying Index last in effect
                                        prior to the commencement of the Market
                                        Disruption Event, using the closing
                                        price (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) on such
                                        Trading Day of each security most
                                        recently comprising the Underlying
                                        Index.

Call Right............................  The Issuer shall have the right, but not the obligation, to call the Notes,
                                        in whole but not in part, on the Call
                                        Date by delivering to the Trustee by 9
                                        a.m. (New York City time) on the Call
                                        Notice Date, a Call Notice setting
                                        forth the Issuer's intention to call
                                        the Notes, the Call Date, the Call
                                        Price to be paid per Note to each
                                        Holder of the Notes on the Call Date
                                        upon delivery of the Notes to the
                                        Trustee, and any other relevant
                                        information.

                                        If the Issuer elects to exercise its
                                        Call Right in accordance with the
                                        preceding paragraph, the Issuer shall,
                                        or shall cause the Calculation Agent
                                        to, deliver the Call Price for each
                                        $1,000 principal amount of Notes to the
                                        Trustee, for payment to the Holders on
                                        the Call Date upon delivery of the
                                        Notes to the Trustee.

Call Price............................  $1,500 in cash, or 150% of the Issue
                                        Price, for each $1,000 principal amount
                                        of Notes.

Call Date.............................  July 16, 2008; provided that if such date is not a Business Day, the Call
                                        Date shall be the next succeeding
                                        Business Day, as set forth in the Call
                                        Notice.

Call Notice Date......................  The date that is 15 calendar days prior to the

                                        Call Date; provided that if such
                                        fifteenth day is not a Business Day, or
                                        if such day is not a Trading Day on
                                        which there is no Market Disruption
                                        Event, the Call Notice Date shall be
                                        the next succeeding Business Day that
                                        is also a Trading Day on which there is
                                        no Market Disruption Event. In no
                                        event, however, shall the Call Notice
                                        Date be postponed past the day that is
                                        10 calendar days prior to the Call
                                        Date, notwithstanding the existence of
                                        a Market Disruption Event on such tenth
                                        day prior to the Call Date; provided
                                        that if such tenth day is not a
                                        Business Day, the Call Notice Date
                                        shall be the immediately preceding
                                        Business Day.

Call Notice...........................  The notice that the Issuer shall deliver to the Trustee by 9 a.m. (New
                                        York time) on the Call Notice Date,
                                        setting forth the Issuer's intention to
                                        call the Notes, the Call Date, the Call
                                        Price to be paid per Note to each
                                        holder of the Notes on the Call Date
                                        upon delivery of the Notes to the
                                        Trustee, and any other relevant
                                        information.

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, the American Stock Exchange
                                        Inc., the Nasdaq National Market, the
                                        Chicago Mercantile Exchange, and the
                                        Chicago Board of Options Exchange and
                                        in the over-the-counter market for
                                        equity securities in the United States.

Market Disruption Event...............  Means, with respect to the Underlying
                                        Index:

                                        (i) either:

                                            (x)  any suspension of or
                                                 limitation imposed on trading
                                                 in stocks then constituting
                                                 20% or more of the level of
                                                 the Underlying Index by the
                                                 primary exchange therefore or
                                                 otherwise and whether by
                                                 reason of movements in price
                                                 exceeding limits permitted by
                                                 such exchange or otherwise or
                                                 by any exchange or quotation
                                                 system on which trading in
                                                 futures or options contracts
                                                 relating to stocks then
                                                 constituting 20% or more of
                                                 the level of the Underlying
                                                 Index is executed, or

                                            (y)  any event (other than an
                                                 event described in clause (z)
                                                 below) that disrupts or
                                                 impairs (as determined by the
                                                 Calculation Agent) the
                                                 ability of market
                                                 participants in general (1)
                                                 to effect transactions in or
                                                 obtain market values for
                                                 stocks then constituting 20%
                                                 or more of the level of the
                                                 Underlying Index on the
                                                 primary exchange therefore or
                                                 (2) to effect transactions in
                                                 or obtain market values for
                                                 futures or options contracts
                                                 relating to stocks then
                                                 constituting 20% or more of
                                                 the level of the Underlying
                                                 Index on any other exchange,
                                                 or

                                            (z)  the closure on any Trading
                                                 Day of the primary exchange
                                                 for stocks then constituting
                                                 20% or more of the level of
                                                 the Underlying Index, or any
                                                 exchange or quotation system
                                                 on which trading in future or
                                                 options relating the such
                                                 stocks is executed, prior to
                                                 its scheduled closing time
                                                 unless such earlier closing
                                                 time is announced by such
                                                 exchange at least one hour
                                                 prior to the earlier of (1)
                                                 the actual closing time for
                                                 the regular trading session
                                                 on such exchange on such
                                                 Trading Day and (2) the
                                                 submission deadline for
                                                 orders to be entered into
                                                 such exchange for execution
                                                 on such Trading Day; and

                                            (ii) a determination by the
                                                 Calculation Agent in its sole
                                                 discretion that the event
                                                 described in clause (i) above
                                                 materially interfered with our
                                                 ability or the ability of any
                                                 of our affiliates to unwind or
                                                 adjust all or a material
                                                 portion of the hedge with
                                                 respect to the Notes.

                                            For the purpose of determining
                                            whether a Market Disruption Event
                                            exists at any time, if trading in a
                                            security included in the Underlying
                                            Index is materially suspended or
                                            materially limited at that time, or
                                            there occurs an event that disrupts
                                            or impairs the ability of market
                                            participants in general to effect
                                            transactions in or obtain market
                                            values for such security, then
                                            the relevant percentage
                                            contribution of that security to
                                            the level of the Underlying Index
                                            shall be based on a comparison of
                                            (i) the portion of the level of the
                                            Underlying Index attributable to
                                            that security relative to (ii) the
                                            overall level of the Underlying
                                            Index, in each case immediately
                                            before the occurrence of that
                                            suspension, limitation or other
                                            market disruption, as the case may
                                            be.

                                            For purposes of determining whether
                                            a Market Disruption Event has
                                            occurred: (1) a limitation on the
                                            hours or number of days of trading
                                            will not constitute a Market
                                            Disruption Event if it results from
                                            an announced change in the regular
                                            business hours of the Relevant
                                            Exchange or market, (2) a decision
                                            permanently to discontinue trading
                                            in the relevant futures or options
                                            contract will not constitute a
                                            Market Disruption Event, (3)
                                            limitations pursuant to the rules
                                            of any Relevant Exchange similar to
                                            NYSE Rule 80A (or any applicable
                                            rule or regulation enacted or
                                            promulgated by any other
                                            self-regulatory organization or any
                                            government agency of similar scope
                                            as determined by the Calculation
                                            Agent) on trading during
                                            significant market fluctuations
                                            will constitute a suspension,
                                            absence or material limitation of
                                            trading, (4) a suspension of
                                            trading in a futures or options
                                            contract on the Underlying Index by
                                            the primary securities market
                                            related to such contract by reason
                                            of (x) a price change exceeding
                                            limits set by such exchange or
                                            market, (y) an imbalance of orders
                                            relating to such contracts or (z) a
                                            disparity in bid and ask quotes
                                            relating to such contracts will
                                            constitute a suspension, absence or
                                            material limitation of trading in
                                            futures or options contracts
                                            related to the Underlying Index and
                                            (5) a suspension, absence or
                                            material limitation of trading on
                                            any Relevant Exchange or on the
                                            primary market on which futures or
                                            options contracts related to the
                                            Underlying Index are traded will
                                            not include any time when such
                                            market is itself closed for trading
                                            under ordinary circumstances.

                                            The Calculation Agent shall as soon
                                            as
                                            reasonably practicable under the
                                            circumstances notify the Issuer,
                                            the Trustee, the Depository Trust
                                            Company of the existence or
                                            occurrence of a Market Disruption
                                            Event on any day that but for the
                                            occurrence or existence of a Market
                                            Disruption Event would have been
                                            the Determination Date.

Relevant Exchange.........................  The primary U.S. organized exchange or market of trading for any
                                            security then included in the
                                            Underlying Index.

Discontinuance of the Underlying Index;
Alteration of Method of Calculation.......  If the Index Sponsor discontinues publication of the Underlying Index
                                            and the Index Sponsor or another
                                            entity publishes a successor or
                                            substitute index that the
                                            Calculation Agent determines, in
                                            its sole discretion, to be
                                            comparable to the discontinued
                                            Underlying Index (such index being
                                            referred to herein as a "Successor
                                            Index"), then the Final Value shall
                                            be determined by reference to the
                                            value of such Successor Index at
                                            the close of trading on the
                                            Relevant Exchange or market for the
                                            Successor Index on the
                                            Determination Date.

                                            Upon any selection by the
                                            Calculation Agent of a Successor
                                            Index, the Calculation Agent shall
                                            cause written notice thereof to be
                                            furnished to the Issuer, the
                                            Trustee and the Depository Trust
                                            Company as the holder of the Notes,
                                            within three Trading Days of such
                                            selection.

                                            If the Index Sponsor discontinues
                                            publication of the Underlying Index
                                            prior to, and such discontinuance
                                            is continuing on, the Determination
                                            Date, and the Calculation Agent
                                            determines that no Successor Index
                                            is available at such time, then the
                                            Calculation Agent shall determine
                                            the Index Closing Value that would
                                            be used in computing the
                                            Supplemental Redemption Amount on
                                            the Determination Date. This Index
                                            Closing Value will be computed by
                                            the Calculation Agent in accordance
                                            with the formula for and method of
                                            calculating the Underlying Index
                                            last in effect prior to such
                                            discontinuance, using the closing
                                            price (or, if trading in the
                                            relevant securities has been
                                            materially suspended or materially
                                            limited,
                                            its good faith estimate of the
                                            closing price that would have
                                            prevailed but for such suspension
                                            or limitation) on the Determination
                                            Date of each security most recently
                                            comprising the Underlying Index.

                                            If at any time the method of
                                            calculating the Underlying Index or
                                            a Successor Index, or the value
                                            thereof, is changed in a material
                                            respect, or if the Underlying Index
                                            or a Successor Index is in any
                                            other way modified so that such
                                            index does not, in the opinion of
                                            the Calculation Agent, fairly
                                            represent the value of the
                                            Underlying Index or such Successor
                                            Index had such changes or
                                            modifications not been made, then
                                            the Calculation Agent will, at the
                                            close of business in New York City
                                            on the Determination Date make such
                                            calculations and adjustments to the
                                            terms of the Notes as, in the good
                                            faith judgment of the Calculation
                                            Agent, may be necessary in order to
                                            arrive at a value of a stock index
                                            comparable to the Underlying Index
                                            or such Successor Index, as the
                                            case may be, as if such changes or
                                            modifications had not been made,
                                            and on the Determination Date make
                                            each relevant calculation with
                                            reference to the Underlying Index
                                            or such Successor Index, as
                                            adjusted. Accordingly, if the
                                            method of calculating the
                                            Underlying Index or a Successor
                                            Index is modified so that the value
                                            of such index is a fraction of what
                                            it would have been if it had not
                                            been modified (e.g., due to a split
                                            in the index), then the Calculation
                                            Agent will adjust such index in
                                            order to arrive at a value of the
                                            Underlying Index or such Successor
                                            Index as if it had not been
                                            modified (e.g., as if such split
                                            had not occurred).

                                            The Calculation Agent will provide
                                            information as to any adjustments
                                            to the Underlying Index or method
                                            of calculating the Underlying Index
                                            or a Successor Index, or the value
                                            thereof, upon written request by
                                            any Holder of this Note.

Alternate Exchange Calculation in case of
an Event of Default.......................  In case an Event of Default with respect to this Note shall have
                                            occurred and be continuing, and the
                                            Notes have not been previously
                                            called by the Issuer pursuant to
                                            its Call Right, the amount
                                            declared due and payable upon any
                                            acceleration of this Note shall be
                                            determined by the Calculation
                                            Agent, and shall be equal to the
                                            principal amount of this Note plus
                                            the Supplemental Redemption Amount,
                                            if any, determined as though the
                                            Index Closing Value on the
                                            Determination Date was the Index
                                            Closing Value on the date of
                                            acceleration.

Calculation Agent.........................  ABN AMRO Incorporated ("AAI"). All
                                            determinations made by the
                                            Calculation Agent will be at the
                                            sole discretion of the Calculation
                                            Agent and shall, in the absence of
                                            manifest error, be conclusive for
                                            all purposes and binding on the
                                            Holders and on the Issuer.

Additional Amounts........................  The Issuer shall, subject to certain exceptions and limitations
                                            set forth below, pay such
                                            additional amounts (the "Additional
                                            Amounts") to each Holder of this
                                            Note as may be necessary in order
                                            that the net payment of the
                                            principal of this Note and any
                                            other amounts payable on this Note,
                                            after withholding for or on account
                                            of any present or future tax,
                                            assessment or governmental charge
                                            imposed upon or as a result of such
                                            payment by The Netherlands (or any
                                            political subdivision or taxing
                                            authority thereof or therein) or
                                            the jurisdiction of residence or
                                            incorporation of any successor
                                            corporation (other than the United
                                            States), will not be less than the
                                            amount provided for in this Note to
                                            be then due and payable. The Issuer
                                            shall not, however, be required to
                                            make any payment of Additional
                                            Amounts to any such Holder for or
                                            on account of:

                                            (a)  any such tax, assessment or
                                                 other governmental charge
                                                 that would not have been so
                                                 imposed but for (i) the
                                                 existence of any present or
                                                 former connection between
                                                 such holder (or between a
                                                 fiduciary, settlor,
                                                 beneficiary, member or
                                                 shareholder of such holder,
                                                 if such holder is an estate,
                                                 a trust, a partnership or a
                                                 corporation) and The
                                                 Netherlands and its
                                                 possessions, including,
                                                 without limitation, such
                                                 holder (or such fiduciary,
                                                 settlor, beneficiary, member
                                                 or
                                                 shareholder) being or having
                                                 been a citizen or resident
                                                 thereof, being or having been
                                                 engaged in a trade or
                                                 business or present therein
                                                 or having, or having had, a
                                                 permanent establishment
                                                 therein or (ii) the
                                                 presentation, where
                                                 presentation is required, by
                                                 the holder of a Note for
                                                 payment on a date more than
                                                 30 days after the date on
                                                 which such payment became due
                                                 and payable or the date on
                                                 which payment thereof is duly
                                                 provided for, whichever
                                                 occurs later;

                                            (b)  any estate, inheritance,
                                                 gift, sales, transfer or
                                                 personal property tax or any
                                                 similar tax, assessment or
                                                 governmental charge;

                                            (c)  any tax, assessment or other
                                                 governmental charge that is
                                                 payable otherwise than by
                                                 withholding from payments on
                                                 or in respect of this Note;

                                            (d)  any tax, assessment or other
                                                 governmental charge imposed
                                                 on a payment that is required
                                                 to be made pursuant to any
                                                 European Union Directive on
                                                 the taxation of savings
                                                 implementing the conclusions
                                                 of the ECOFIN Council
                                                 meetings of November 26-27,
                                                 2000 or any law implementing
                                                 or complying with, or
                                                 introduced in order to
                                                 conform to such Directive;

                                            (e)  any tax, assessment or other
                                                 governmental charge required
                                                 to be withheld by any paying
                                                 agent from any payment of
                                                 principal or other amounts
                                                 payable, or interest on this
                                                 Note, to the extent that such
                                                 payment can be made without
                                                 such withholding by
                                                 presentation of this Note to
                                                 any other paying agent;

                                            (f)  any tax, assessment or other
                                                 governmental charge that
                                                 would not have been imposed
                                                 but for a holder's failure to
                                                 comply with a request
                                                 addressed to the holder or,
                                                 if different, the direct
                                                 nominee of a beneficiary of
                                                 the payment, to comply with
                                                 certification, information or
                                                 other reporting requirements
                                                 concerning the nationality,
                                                 residence or identity of the
                                                 holder or beneficial owner of
                                                 this Note, if such compliance
                                                 is required by statute or by
                                                 regulation of The Netherlands
                                                 (or other relevant
                                                 jurisdiction), or of any
                                                 political subdivision or
                                                 taxing authority thereof or
                                                 therein, as a precondition to
                                                 relief or exemption from such
                                                 tax, assessment or other
                                                 governmental charge; or

                                            (g)  Any combination of items (a),
                                                 (b), (c), (d), (e) or (f).

                                            Nor shall the Issuer pay Additional
                                            Amounts with respect to any payment
                                            on this Note to a Holder who is a
                                            fiduciary or partnership or other
                                            than the sole beneficial owner of
                                            such payment to the extent such
                                            payment would be required by the
                                            laws of The Netherlands (or other
                                            relevant jurisdiction), or any
                                            political subdivision thereof, to
                                            be included in the income, for tax
                                            purposes, of a beneficiary or
                                            settlor with respect to such
                                            fiduciary or a member of such
                                            partnership or a beneficial owner
                                            who would not have been entitled to
                                            the additional amounts had such
                                            beneficiary, settlor, member or
                                            beneficial owner been the holder of
                                            this Note.


     ABN AMRO Bank N.V., a public limited liability company incorporated under the laws of The Netherlands and with corporate seat in Amsterdam (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of U.S. $8,250,000 (UNITED STATES DOLLARS EIGHT MILLION TWO HUNDRED AND FIFTY THOUSAND), on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

                                       ABN AMRO BANK N.V.

Dated:  July 16, 2003                  By:
        ----------------------               -------------------------------
                                             Name:  Russell Brenner
                                             Title: Attorney-in-Fact


                                       By:
                                             -------------------------------
                                             Name:  Laura Schisgall
                                             Title: Attorney-in-Fact


TRUSTEE' CERTIFICATE
   OF AUTHENTICATION

This is one of the Notes referred
   to in the within-mentioned
   Indenture.

JPMORGAN CHASE BANK,
   as Trustee

By: _____________________________
    Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Global Medium-Term Notes, Series A, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Indenture, dated as of November 27, 2000, between the Issuer and JPMorgan Chase Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture) (as may be amended or supplemented from time to time, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Indenture. To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Indenture. In the event of redemption of this
Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Indenture provides that (a) if an Event of Default (as defined in the Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Indenture, including the series of Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     The Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby,
(a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent," if any, shall be indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


            TEN COM  -   as tenants in common
            TEN ENT  -   as tenants by the entireties
            JT TEN   -   as joint tenants with right of survivorship and not
                         as tenants in common


     UNIF GIFT MIN ACT -____________________ Custodian ____________________
                              (Minor)                         (Cust)
     Under Uniform Gifts to Minors Act _______________________________
                                                   (State)

     Additional abbreviations may also be used though not in the above list.


                           -------------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE]


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


Dated:__________________

NOTICE:

        The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
__________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): __________.

Dated:
       ---------------------

                                        ---------------------------------------
                                        NOTICE: The signature on this Option to
                                        Elect Repayment must correspond with
                                        the name as written upon the face of
                                        the within instrument in every
                                        particular without alteration or
                                        enlargement.